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                                                                    EXHIBIT 21.1



                               BEST BUY CO., INC.

                         SUBSIDIARIES OF THE REGISTRANT








BBC Property Co.

BBC Investment Co.

Best Buy Concepts, Inc.

Best Buy Stores, L.P.

Best Buy Capital, L.P.